EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-197253, 333-163510, 333-167409, 333-184159 and 333-184471) and Form S-8 (File Nos. 333-200370, 333-39413, 333-58542, 333-122343 and 333-175641) of Repros Therapeutics Inc. of our report dated March 16, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 16, 2015